SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                  Date of Report
                  (Date of earliest
                  event reported):    February 14, 1997


                          Allis-Chalmers Corporation
             (Exact name of registrant as specified in its charter)


     Wisconsin                      1-2199                     39-0126090
   (State or other              (Commission File              (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


                   Box 512, Milwaukee, Wisconsin  53201-0512
           (Address of principal executive offices including zip code)


                                 (414) 475-2000
                         (Registrant's telephone number)

   Item 5.  Other Events.

            Allis-Chalmers Corporation today announced that it has filed with the Pension Benefit Guaranty Corporation ("PBGC") to initiate the termination of the Allis-Chalmers Consolidated Pension Plan. In accordance with PBGC requirements, notices have been mailed to the almost 9,000 Plan participants. The Plan is significantly underfunded (previously reported as $11.9 million as of December 31, 1995 based on the assumptions used by the Plan's actuaries), and it is anticipated that the PBGC will assume the responsibilities of the Plan. The company has failed to make required quarterly contributions starting in April 1996, resulting previously in the filing of a lien by the PBGC against the company. The consequence of these circumstances is a liability to the PBGC well in excess of the current net worth of the company. The company has been engaged in ongoing discussions with the PBGC concerning this liability. Although it is not possible to predict the outcome of such discussions, the company's options include seeking protection from its creditors by commencing voluntary bankruptcy proceedings under the federal bankruptcy laws.

   Item 7.  Financial Statements, Pro Forma Financial Information and
            Exhibits.

              (a)  Not applicable.

              (b)  Not applicable.

              (c)  Exhibits.  The following exhibit is being filed herewith:

                   (99.1)   Press Release, dated February 14, 1997.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       Allis-Chalmers Corporation
                                           (Registrant)



   Date:  February 14, 1997.           By: /s/ William L. Vaitl
                                           Secretary & Assistant Treasurer

                           ALLIS-CHALMERS CORPORATION
                            EXHIBIT INDEX TO FORM 8-K

   Exhibit
                                                                         Page

   (99.1) Press Release, dated February 14, 1997                           5